Exhibit 99.2

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, IL 60069

Tel (847) 295-5000

Fax (847) 295-7634

www.hewitt.com

Argentina

Australia

Austria

Belgium

Brazil

Canada

Chile

China

Czech Republic

Dominican Republic

France

Germany

Hong Kong

Hungary

India

Indonesia

Ireland

Italy

Japan

Korea

Malaysia

Mexico

Netherlands

New Zealand

Philippines

Poland

Portugal

Puerto Rico

Singapore

Slovenia

South Africa

South Korea

Spain

Sweden

Switzerland

Thailand

United Kingdom

United States

Venezuela

For Immediate Release

May 4, 2004

Contacts:

Investor Relations: Jennifer Rice (847) 295-5000, investor.relations@hewitt.com

Media Relations: Kelly Zitlow (847) 442-7662, kelly.zitlow@hewitt.com

Hewitt Associates Reports Second Quarter Results

LINCOLNSHIRE, Ill. — Hewitt Associates, Inc. (NYSE: HEW), a global human resources outsourcing and consulting firm, today reported results for its fiscal 2004 second quarter ended March 31, 2004.

For the second fiscal quarter, Hewitt’s revenues (revenues before reimbursements) increased 14% to $546.3 million from $478.1 million in the comparable prior-year quarter. Outsourcing revenues increased 19%, and Consulting revenues increased 7%. Adjusting for the favorable effects of acquisitions of approximately $29 million and the net favorable effects of foreign currency translation of approximately $13 million, total Company revenues for the second quarter increased 6%. On an adjusted basis, Outsourcing revenues increased 9% and Consulting revenues were even with the year-ago quarter.

“Hewitt posted another quarter of strong top- and bottom-line growth, adding to our long track record of growth,” said Dale L. Gifford, chairman and chief executive officer. “We remain confident we have the best and most comprehensive set of HR solutions in the marketplace, and our strong client retention and win rates reinforce our competitive positioning and prospects for continued growth,” he stated. Gifford gave his expectation for total Company net revenue growth of 10%-11% for the fiscal year and reiterated core earnings per share expectations in the low $1.30s.

Reported Earnings

Reported net income increased 29% in the second quarter to $30.4 million, $0.31 per diluted share, which included a $4.6 million pre-tax charge for the fiscal 2002 Initial Public Offering (IPO)-related grant of restricted stock to employees. In the comparable prior-year quarter, reported net income was $23.5 million, $0.24 per diluted share, and included a $4.7 million pre-tax charge for the IPO-related grant of restricted stock to employees.

Core Earnings

The Company presents core earnings, a non-GAAP financial measure, to provide current quarterly information on a basis that excludes pre-tax charges of $4.6 million and $4.7 million for the 2004 and 2003 second quarters, respectively, related to the amortization of the one-time, IPO-related grant of restricted stock to employees. Core earnings per share also includes the shares issued in the one-time, IPO-related grant as if they had been outstanding from the beginning of fiscal 2002.

Core earnings for the second quarter of fiscal 2004 increased 27% to $33.2 million, or $0.33 per diluted share, from $26.2 million, or $0.26 per diluted share, in the second quarter of 2003. The increase in core earnings was primarily due to growth in the Outsourcing business.

Business Segment Results

Outsourcing

Outsourcing net revenues increased 19% in the second quarter to $351.0 million from $295.9 million in the prior-year quarter. Adjusting for the effects of acquisitions of approximately $26 million and favorable foreign currency translation of approximately $2 million, Outsourcing revenues increased 9%. Organic growth was driven primarily by the addition of core services for new and existing clients.

As of March 31, 2004, the Company was serving 18.0 million end-user benefits participants, including 1.7 million participants gained from the June 2003, Northern Trust Retirement Consulting (NTRC) transaction, an increase of 22%, compared to the 14.8 million participants served at the end of the prior-year quarter. Total benefits participants for the current-year period comprises 6.3 million health and welfare participants, 5.9 million defined benefit participants and 5.8 million defined contribution participants.

Outsourcing segment income (which excludes shared services costs not allocated to segments) increased 31% to $69.9 million in the quarter, compared to $53.3 million in the prior-year quarter. Outsourcing segment margin was 19.9%, compared to 18.0% in the prior-year quarter. Improvement in margin was the result of the continued effort to leverage scale and technology in the benefits administration business. Productivity improvements more than offset continued investments to grow the Company’s workforce management and payroll service offerings.

Consulting

Consulting net revenues increased 7% in the second quarter to $195.3 million from $182.1 million in the second quarter of 2003. Adjusting for the favorable effects of acquisitions of approximately $2 million and the effects of favorable foreign currency translation of approximately $11 million, Consulting revenues were even with the prior-year quarter. A double-digit increase in health management consulting and a low-single- digit increase in retirement plan consulting was offset by a high-single-digit decline in all other consulting.

Consulting segment income (which excludes shared services costs not allocated to segments) declined 9% to $36.2 million in the second quarter of 2004, compared to $40.0 million in the prior-year quarter. Consulting segment margin was 18.5%, compared to 21.9% in the prior-year quarter. The majority of the decline in margin was a result of an increase in compensation and higher occupancy expenses in Europe and increased amortization expense for U.K.-based intangibles, which began in the fourth quarter of fiscal 2003.

Unallocated Shared Services Costs

Unallocated shared services costs were $46.1 million, 8.4% of revenues, in the second quarter of fiscal 2004, compared to $44.9 million, 9.4% of revenues, in the prior-year quarter, reflecting increased leverage of overhead costs.

Operating Margin

Reported total Company operating income for the quarter was $55.5 million and included $4.6 million of pre-tax expenses related to the one-time, IPO-related grant of restricted stock to employees. Total Company operating income for the prior-year quarter was $43.7 million and included $4.7 million of pre-tax expenses related to the one-time, IPO-related grant of restricted stock to employees. Adjusting for this item, on a comparable basis, total Company operating income increased 24% in the second quarter to $60.0 million from $48.4 million in the prior-year quarter. On this basis, total Company operating margin increased to 11.0% from 10.1% in the prior-year quarter. The improvement in margin was largely due to compensation growing at a lower rate than revenues due to continued effort to leverage scale and technology in Outsourcing, as well as selling, general and administrative expenses growing at a significantly lower rate than revenues.

Cash Flow and Investments

Cash flow from operations was $93.3 million for the six months ended March 31, 2004, compared to $82.2 million for the six months ended March 31, 2003, an increase of 14%. Free cash flow, defined as cash flow from operations net of cash used in investing activities, was $48.4 million for the six months ended March 31, 2004, which compared to free cash flow in the prior-year six months of $30.8 million, an increase of 57%. The increase in free cash flow was primarily due to increased cash flow from operating activities in the current-year six-month period, lower levels of spending on software and software licenses and cash used for acquisitions than in the prior-year six-month period, offset by higher investment spending on property and equipment, including increased computer and telecommunication equipment for outsourcing and leasehold improvements and furniture and fixtures.

Year-to-Date Results

Net revenues for the six-month period ended March 31, 2004 increased 13%, to $1,078.3 million, compared to $958.4 million in the prior-year six-month period. Adjusting for the favorable effects of acquisitions of approximately $53 million and favorable foreign currency translation of approximately $22 million, revenues increased 5% for the year-to-date period.

Reported net income was $59.8 million for the six-month period, or $0.61 per diluted share, and included an $8.7 million pre-tax charge related to the fiscal 2002 one-time, IPO-related grant of restricted stock. Reported net income for the prior-year six-month period was $38.3 million, or $0.40 per diluted share, and included $29.5 million of pre-tax expenses related to the fiscal 2002 one-time, IPO-related grant of restricted stock. Core earnings increased 17% to $64.9 million, or $0.65 per diluted share, compared to $55.7 million, or $0.56 per diluted share, in the prior-year six-month period.

Business Outlook

For fiscal 2004, the Company expects total net revenue growth of around 10%-11%. The revenue growth forecast comprises approximately 10%-12% growth in Outsourcing and 4%-8% growth in Consulting. The Company continues to expect core earnings per share in fiscal 2004 in the low $1.30s. Cash flow from operations after capital expenditures but before acquisitions for fiscal 2004 is expected to be between $160 million and $175 million.

For the third quarter of fiscal 2004, the Company expects total net revenue growth of around 10-11% and core earnings per diluted share of about $0.30-$0.32.

Conference Call

At 7:30 a.m. (CT) today, management will host a conference call with investors to discuss second quarter results and the Company’s outlook for the remainder of fiscal 2004. The live presentation is accessible through the Investor Relations section of Hewitt’s Web site at www.hewitt.com. The Webcast will be archived on the site for approximately one month. During the call, management will discuss “core earnings,” a non-GAAP financial measure. A full reconciliation of core earnings to GAAP earnings is included in this press release. This release will be posted to the Investor Relations section of www.hewitt.com.

Hewitt Associates (www.hewitt.com) is a global human resources outsourcing and consulting firm. It provides services from offices in 38 countries.

This release contains “forward-looking statements” based on management’s expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ from those expressed. The Company’s results may differ materially from those suggested by the forward-looking statements for a variety of reasons, including changes in the competitive environment; changes in economic conditions; changes in laws and regulations (including changes in government interpretations of regulations and changes in accounting standards); material changes in technology; customer and consumer demand, including customer and consumer response to services provided; changes in client relationships; our transition to a corporate structure or our ability to integrate acquired operations; and foreign economic conditions, including currency rate fluctuations and legal and tax risks. These factors are more fully described in the Company’s most recent registration statement on Form S-3 filed with the Securities and Exchange Commission. Hewitt Associates disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

	Three Months Ended March 31,			Six Months Ended March 31,
	2004	2003	% Change	2004	2003	% Change
Revenues:
Revenues before reimbursements (net revenues)	$546,335	$478,056	14.3%	$1,078,299	$958,375	12.5%
Reimbursements	13,145	13,928	(5.6)%	31,870	27,534	15.7%

Total revenues	559,480	491,984	13.7%	1,110,169	985,909	12.6%

Operating expenses:
Compensation and related expenses, excluding initial public offering restricted stock awards	347,806	309,871	12.2%	688,010	621,410	10.7%
Initial public offering restricted stock awards	4,561	4,659	(2.1)%	8,680	29,544	(70.6)%
Reimbursable expenses	13,145	13,928	(5.6)%	31,870	27,534	15.7%
Other operating expenses	110,782	94,098	17.7%	215,509	188,511	14.3%
Selling, general and administrative expenses	27,720	25,683	7.9%	54,705	45,119	21.2%

Total operating expenses	504,014	448,239	12.4%	998,774	912,118	9.5%

Operating income	55,466	43,745	26.8%	111,395	73,791	51.0%
Other expenses, net:
Interest expense	(4,964)	(4,881)	1.7%	(9,800)	(10,198)	(3.9)%
Interest income	720	457	57.5%	1,049	1,100	(4.6)%
Other income (expense), net	554	440	25.9%	(1,317)	164	n/m

Total other expenses, net	(3,690)	(3,984)	(7.4)%	(10,068)	(8,934)	12.7%

Income before income taxes	51,776	39,761	30.2%	101,327	64,857	56.2%
Provision for income taxes	21,356	16,254	31.4%	41,544	26,591	56.2%

Net income	$30,420	$23,507	29.4%	$59,783	$38,266	56.2%

Earnings per share:
Basic	$0.32	$0.25	28.4%	$0.62	$0.41	53.4%
Diluted	$0.31	$0.24	27.7%	$0.61	$0.40	54.4%
Weighted average shares:
Basic	95,871,216	95,127,936	0.8%	95,833,724	94,096,400	1.8%
Diluted	98,329,763	97,069,525	1.3%	97,937,705	96,804,889	1.2%

n/m = not meaningful

HEWITT ASSOCIATES, INC.

CORE EARNINGS AND CORE EARNINGS PER SHARE

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

Core Earnings and Core Earnings Per Share – a non-GAAP financial measure

The Company reported net income of $30 million and $60 million, and diluted earnings per share of $0.31 and $0.61 for the three and six months ended March 31, 2004, respectively, in accordance with accounting principles generally accepted in the United States of America. In assessing operating performance, the Company also reviews its results once all nonrecurring or offering-related adjustments made in connection with the Company’s initial public offering have been removed. We call this measure of earnings “core earnings,” a non-GAAP financial measure. We believe this measure provides a better understanding of our underlying operating performance. For the three and six months ended March 31, 2004 and 2003, our core earnings and core EPS were:

Core Earnings and Core Earnings Per Share

	Three Months Ended March 31,			Six Months Ended March 31,
	2004	2003	% Change	2004	2003	% Change
Income before income taxes as reported	$51,776	$39,761	30.2%	$101,327	$64,857	56.2%
Add back amortization of one-time initial public offering restricted stock awards	4,561	4,659	(2.1)%	8,680	29,544	(70.6)%

Core pretax income	$56,337	$44,420	26.8%	$110,007	$94,401	16.5%
Adjusted income tax expense (1)	23,098	18,212	26.8%	45,103	38,704	16.5%

Core net income	$33,239	$26,208	26.8%	$64,904	$55,697	16.5%

Core earnings per share:
Basic	$0.34	$0.27	27.3%	$0.66	$0.56	17.0%
Diluted	$0.33	$0.26	26.4%	$0.65	$0.56	16.4%
Core shares outstanding:
Basic (2)	98,385,913	98,728,868	(0.3)%	98,374,135	98,739,014	(0.4)%
Diluted (3)	99,910,779	99,545,747	0.4%	99,663,289	99,545,747	0.1%

(1)	Assumes an effective tax rate of 41.0%.

(2)	Shares are weighted for the time that they are outstanding as noted below. Core shares outstanding assumes that the following shares of common stock are outstanding—

For the entire period:

•	70,819,520 shares of common stock issued to Hewitt Holdings LLC for the benefit of our owners in connection with the transition to a corporate structure;

•	5,789,908 shares underlying the one-time, initial public offering restricted stock award less net forfeitures of 333,738 and 136,032 at March 31, 2004 and 2003, respectively, and 273,249 of treasury stock at March 31, 2004.

Since the acquisition date, June 5, 2002:

•	9,417,526 shares issued in connection with the June 5, 2002, acquisition of the actuarial and benefits consulting business of Bacon & Woodrow.

Since the offering date, June 27, 2002:

•	11,150,000 shares of common stock issued in connection with the initial public offering weighted as of June 27, 2002;

•	1,672,500 shares of common stock issued in connection with the exercise of the over-allotment option for the initial public offering weighted as of July 9, 2002.

Throughout the periods presented:

•	12,195 and 5,277 shares of common stock issued for Director compensation at March 31, 2004 and 2003, respectively.

•	152,667 and 13,255 shares of common stock issued to fulfill the exercise of stock options at March 31, 2004 and 2003, respectively.

(3)	In addition to the shares outstanding for core basic EPS, the dilutive effect of stock options calculated using the Treasury Stock Method as outlined in SFAS No. 128, Earnings Per Share, was 1,524,866 shares and 1,289,154 shares for the three- and six-month periods ended March 31, 2004, respectively.

HEWITT ASSOCIATES, INC.

BUSINESS SEGMENT RESULTS

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

	Three Months Ended March 31,			Six Months Ended March 31,
Business Segments	2004	2003	% Change	2004	2003	% Change
Outsourcing (1)
Revenues before reimbursements (net revenues)	$350,991	$295,919	18.6%	$706,074	$604,092	16.9%
Segment income	69,904	53,334	31.1%	149,585	122,047	22.6%
Segment income as a percentage of segment net revenues	19.9%	18.0%		21.2%	20.2%
Consulting
Revenues before reimbursements (net revenues)	$195,344	$182,137	7.3%	$372,225	$354,283	5.1%
Segment income	36,195	39,977	(9.5)%	58,628	66,178	(11.4)%
Segment income as a percentage of segment net revenues	18.5%	21.9%		15.8%	18.7%
Total Company
Revenues before reimbursements (net revenues)	$546,335	$478,056	14.3%	$1,078,299	$958,375	12.5%
Reimbursements	13,145	13,928	(5.6)%	31,870	27,534	15.7%

Total revenues	$559,480	$491,984	13.7%	$1,110,169	$985,909	12.6%

Segment income	$106,099	$93,311	13.7%	$208,213	$188,225	10.6%
Charges not recorded at the Segment level:
Initial public offering restricted stock awards (2)	4,561	4,659	(2.1)%	8,680	29,544	(70.6)%
Unallocated shared costs	46,072	44,907	2.6%	88,138	84,890	3.8%

Operating income	$55,466	$43,745	26.8%	$111,395	$73,791	51.0%

(1)	On June 5, 2003, the Company acquired Cyborg and on June 15, 2003, the Company acquired substantially all of the assets of NTRC. As such, their results are included in the Company’s results from the respective acquisition dates.

(2)	In connection with the Company’s initial public offering, the Company made a one-time restricted stock grant to associates which vests over time. As such, related expenses of approximately $5 million were incurred in the three-month periods ended March 31, 2004 and 2003, and $9 million and $30 million were incurred in the six-month periods ended March 31, 2004 and 2003, respectively.

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except for share and per-share amounts)

	March 31, 2004	September 30, 2003
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$267,648	$227,505
Client receivables and unbilled work in process, less allowances of $19,541 at March 31, 2004 and $15,011 at September 30, 2003	453,983	461,430
Prepaid expenses and other current assets	64,090	46,496
Deferred income taxes, net	8,948	8,948

Total current assets	794,669	744,379

Non-Current Assets
Deferred contract costs	145,706	138,475
Property and equipment, net	232,663	237,476
Capitalized software, net	84,665	95,054
Other intangible assets, net	112,609	107,540
Goodwill, net	284,165	259,294
Other assets, net	26,768	21,937

Total non-current assets	886,576	859,776

Total Assets	$1,681,245	$1,604,155

LIABILITIES
Current Liabilities
Accounts payable	$14,048	$14,508
Accrued compensation and benefits	123,521	147,821
Accrued expenses	124,516	103,520
Advanced billings to clients	110,753	107,247
Short-term debt and current portion of long-term debt	32,101	33,000
Current portion of capital lease obligations	3,776	6,602
Employee deferred compensation and accrued profit sharing	27,650	47,583

Total current liabilities	436,365	460,281

Long-Term Liabilities
Debt , less current portion	132,600	135,563
Capital lease obligations, less current portion	81,588	83,191
Deferred contract revenues	118,780	118,167
Other long-term liabilities	68,472	69,468
Deferred income taxes, net	46,974	47,424

Total long-term liabilities	448,414	453,813

Total Liabilities	$884,779	$914,094

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(Dollars in thousands, except for share and per-share amounts)

	March 31, 2004	September 30, 2003
	(Unaudited)
STOCKHOLDERS’ EQUITY
Stockholders’ Equity
Class A common stock, par value $0.01 per share, 750,000,000 shares authorized, 31,404,726 and 30,463,187 shares issued and outstanding, as of March 31, 2004 and September 30, 2003, respectively	$315	$305
Class B common stock, par value $0.01 per share, 200,000,000 shares authorized, 62,586,184 and 63,420,466 shares issued and outstanding as of March 31, 2004 and September 30, 2003, respectively	626	634
Class C common stock, par value $0.01 per share, 50,000,000 shares authorized, 4,519,719 and 4,603,915 shares issued and outstanding as of March 31, 2004 and September 30, 2003, respectively	45	46
Restricted stock units, 169,949 and 173,998 units issued and outstanding as of March 31, 2004 and September 30, 2003, respectively	3,187	3,302
Additional paid-in capital	628,474	627,329
Cost of common stock in treasury, 273,249 and 270,294 shares of Class A common stock as of March 31, 2004 and September 30, 2003, respectively	(6,234)	(6,164)
Retained earnings	131,369	71,586
Unearned compensation	(36,073)	(45,534)
Accumulated other comprehensive income	74,757	38,557

Total stockholders’ equity	796,466	690,061

Total Liabilities and Stockholders’ Equity	$1,681,245	$1,604,155

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Six Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$59,783	$38,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,256	38,985
Amortization	21,465	15,963
Initial public offering restricted stock awards	7,477	26,889
Director stock remuneration	140	55
Deferred income taxes	(450)	3
Changes in operating assets and liabilities:
Client receivables and unbilled work in process	11,944	(12,766)
Prepaid expenses and other current assets	(14,478)	(17,064)
Deferred contract costs	(7,228)	1,663
Accounts payable	(989)	(9,403)
Accrued compensation and benefits	(26,937)	(19,558)
Accrued expenses	21,638	37,502
Advanced billings to clients	3,091	21,418
Deferred contract revenues	621	(8,479)
Employee deferred compensation and accrued profit sharing	(19,993)	(30,939)
Other long-term liabilities	(1,036)	(329)

Net cash provided by operating activities	93,304	82,206
Cash flows from investing activities:
Additions to property and equipment	(29,529)	(19,192)
Cash paid for acquisitions and transaction costs, net of cash received	(437)	(6,846)
Increase in other assets	(14,988)	(25,392)

Net cash used in investing activities	(44,954)	(51,430)
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,240	252
Short-term borrowings	14,619	529
Repayments of short-term borrowings	(18,655)	(10,269)
Repayments of long-term debt	(3,000)	(3,000)
Repayments of capital lease obligations	(4,456)	(5,141)
Purchase of Class A common shares into treasury	(70)	—
Payment of offering costs	—	(797)

Net cash provided by financing activities	(9,322)	(18,426)

Effect of exchange rate changes on cash and cash equivalents	1,115	395

Net increase in cash and cash equivalents	40,143	12,745

Cash and cash equivalents, beginning of period	227,505	136,450

Cash and cash equivalents, end of period	$267,648	$149,195

Supplementary disclosure of cash paid during the period:
Interest paid	$9,837	$8,743
Income taxes paid	$37,533	$4,356